                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             NEW PLAN REALTY TRUST
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             NEW PLAN REALTY TRUST
                          1120 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036

                                                               October 17, 1995

Dear Shareholder:

  On behalf of the Board of Trustees, it is with great pleasure that I invite you to the Annual Meeting of Shareholders of New Plan Realty Trust. It is one of the few opportunities I have to meet with many of you personally. The meeting will be held in the offices of Coopers & Lybrand L.L.P., 1301 Avenue of the Americas, Second Floor, New York, New York on Wednesday, December 13, 1995 at 10:00 a.m.

  At this important meeting, you are being asked to elect three Trustees and approve several Amendments to the Declaration of Trust.

  The Trust is one of the oldest publicly traded real estate investment trusts. Your Board has determined that several changes need to be made to the Declaration of Trust to modernize it in a manner consistent with certain provisions of Declaration of Trusts of other recently launched REITs.

  After careful review, and for the reasons set forth in the enclosed proxy statement, the Board unanimously recommends that you vote FOR the proposed Amendments.

  Approval of each of the Amendments requires the affirmative vote of two-thirds of the outstanding shares. Therefore, regardless of the number of shares you own, your vote is very important.

  Please take a minute to complete the enclosed proxy and mail it in the postage-paid envelope provided.

  If you have any questions, please feel free to call us, or call the firm of MacKenzie Partners, Inc. which is assisting us with the solicitation of proxies, at (800) 322-2885.

  We appreciate your continued support of the Trust.

                                          Sincerely,

                                          /s/ William Newman

                                          William Newman
                                          Chief Executive Officer
                                          and Chairman of the Board

                             NEW PLAN REALTY TRUST
                          1120 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 13, 1995

                               ----------------

  The Annual Meeting of Shareholders of New Plan Realty Trust (the "Trust") will be held on Wednesday, December 13, 1995, at 10:00 a.m., New York City time, at the offices of

                           Coopers & Lybrand L.L.P.
                   1301 Avenue of the Americas, Second Floor
                           New York, New York 10019

for the following purposes:

  (1) To elect three Trustees;

  (2) To vote upon amendments to the Trust's Declaration of Trust relating to:

    (a) the duration of the Trust;

    (b) the Trust's ability to engage in certain transactions with its affiliates;

    (c) the size of the Board of Trustees of the Trust; and

    (d) share ownership limitations; and

  (3) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Board of Trustees has fixed October 16, 1995 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

  Shareholders are cordially invited to attend the meeting in person.

SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON, IF THEY SO DESIRE.

                                          By Order of the Board of Trustees

                                          /s/ William Newman

                                          WILLIAM NEWMAN
                                          Chief Executive Officer and Chairman
                                           of the Board

New York, New York

October 17, 1995

                             NEW PLAN REALTY TRUST
                          1120 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 13, 1995

  This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of New Plan Realty Trust, a Massachusetts business trust (the "Trust"), of proxies from the holders of the Trust's issued and outstanding Shares of Beneficial Interest, without par value (the "Common Shares"), to be used at the Annual Meeting of Shareholders to be held at the offices of COOPERS & LYBRAND L.L.P., 1301 AVENUE OF THE AMERICAS, SECOND FLOOR, NEW YORK, NEW YORK 10019, ON WEDNESDAY, DECEMBER 13, 1995 AT 10:00 A.M., NEW YORK CITY TIME, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy Card are being mailed on or about October 31, 1995 to shareholders of record of the Trust on October 16, 1995.

  Management would appreciate if you would complete, date and sign the accompanying Proxy Card and return it promptly to the Trust in the enclosed envelope.

  The Board has fixed the close of business on October 16, 1995 (the "Record Date") as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Trust had 53,437,421 Common Shares outstanding. A majority of the outstanding Common Shares must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Each Common Share is entitled to one vote on all matters.

  Election of a Trustee will require the affirmative vote of a majority of the Common Shares as of the Record Date present in person or by proxy at the meeting and having the right to vote thereon. For purposes of the election of Trustees, abstentions and broker non-votes will not be counted as votes cast for the Board's nominees for Trustees and, therefore, will have the same effect as votes cast against such nominees. Approval of each of the proposed amendments (the "Amendments") to the Trust's Declaration of Trust, as amended, as described in Proposals 2, 3, 4 and 5 herein, will require the affirmative vote of two-thirds of all the Common Shares outstanding. For purposes of voting on each Amendment, abstentions and broker non-votes will not be counted as votes cast for the applicable Amendment, and, therefore, will have the same effect as votes cast against the applicable Amendment. If a shareholder is a participant in the Trust's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy Card will list the number of Common Shares registered in the participant's name under the plan.

  As of the Record Date, MNOPF Trustees Limited (formerly Merchant Navy Officers Pension Fund Trustees Limited) (the "British Fund") owned 4,483,954 Common Shares, which Common Shares represent approximately 8.4% of the outstanding Common Shares; and Algemeen Burgerlijk Pensioenfonds (the "Dutch Fund") owned 5,000,000 Common Shares, or approximately 9.4% of the outstanding Common Shares (see "Security Ownership of Certain Beneficial Owners"). The Dutch Fund and the British Fund, which hold an aggregate of approximately 17.8% of the outstanding Common Shares as of the Record Date, have agreed that, subject to certain conditions, they will vote in favor of the Board's nominees for Trustees and in favor of each of the Amendments. In addition, all of the current Trustees and executive officers of the Trust, beneficial holders collectively of approximately 6.18% of the outstanding Common Shares (including exercisable options) as of the Record Date, have advised the Trust that they each intend to vote in favor of the Board's nominees for Trustees and in favor of each of the Amendments.

  The Common Shares represented by all properly executed proxies returned to the Trust will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of the Board's nominees for Trustees and in favor of each of the Amendments. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. Management does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Trust a duly signed revocation or a Proxy Card bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST SINCE THE DATE OF THIS PROXY STATEMENT.


                                 PROPOSAL ONE

                             ELECTION OF TRUSTEES

NOMINATION AND ELECTION OF THREE TRUSTEES

  The Board currently consists of nine Trustees. The Trustees currently are divided into three classes, consisting of three members whose terms expire at this Annual Meeting, three members whose terms expire at the 1996 annual meeting of shareholders and three members whose terms expire at the 1997 annual meeting of shareholders. At the Annual Meeting, three Trustees will be elected, each to hold office for the term specified below and until his successor is elected and qualified. The terms of William Newman, Arnold Laubich and John Wetzler expire in 1997; and the terms of James Steuterman, Norman Gold and Dean Bernstein expire in 1996. Melvin Newman, Raymond Bottorf and Gregory White are nominees for Trustee, each to hold office for a term of three years until the annual meeting of shareholders to be held in 1998.

 Nominees for Election as Trustee

  The following individuals are nominees for election as Trustees at the Annual Meeting:

  Melvin Newman, age 53, has been a Trustee of the Trust since 1983. From 1972 to 1982, he was Vice President and General Counsel of the Trust. Mr. Newman is a private investor and is a nominee for a three year term expiring in 1998.

  Raymond H. Bottorf, age 53, has been a Trustee of the Trust since 1991. He is President and sole Director of U.S. Alpha, Inc., New York, New York, a wholly-owned subsidiary of the Dutch Fund. Mr. Bottorf is a nominee for a three year term expiring in 1998.

  Gregory White, age 39, has been a Trustee of the Trust since 1994. Mr. White is a founding partner and managing director of Schroder Mortgage Associates in New York, New York, and has been associated with Schroder since 1992. From 1988 to 1992, he was a managing director of the Salomon Brothers Inc. real estate finance department. Mr. White is a nominee for a three year term expiring in 1998.

 Other Trustees whose Terms of Office Continue after the Annual Meeting

  Information concerning the other Trustees whose terms do not expire at the Annual Meeting is set forth below.

  Norman Gold, age 65, has been a Trustee of the Trust since its organization in 1972. He has been active in the practice of law for 41 years and a partner of the law firm of Altheimer & Gray for over 32 years. He is also a trustee of Banyan Short Term Income Trust and Banyan Strategic Land Trust; none of these entities are in any way related to or competitive with the Trust.

  James M. Steuterman, age 39, has been a Trustee of the Trust since 1990. He has served as Executive Vice President of the Trust since October 1994. Mr. Steuterman has been associated with the Trust since 1984 as a property acquisition specialist, becoming Director of Acquisitions in 1986, a Vice President in 1988 and a Senior Vice President in 1989.

  Dean Bernstein, age 37, has been a Trustee of the Trust since 1992. He has served as Vice President-- Administration and Finance of the Trust since October 1994. He became an Assistant Vice President of the Trust in 1991 and Vice President--Acquisitions in September 1993. From 1988 to 1991, Mr. Bernstein was a Vice President in the Real Estate Group at Chemical Bank. Mr. Bernstein is the son-in-law of William Newman.

  William Newman, age 69, has been Chairman of the Board of the Trust since 1972. He served as President and Chief Executive Officer of the Trust's predecessor corporation, New Plan Realty Corporation, from the corporation's organization in 1961 through its reorganization into the Trust in July 1972, and acted in such capacities for the Trust until 1988. In 1988, Mr. Newman relinquished the title of President to Arnold Laubich, but retained the office and responsibilities of Chief Executive Officer. Mr. Newman is a Certified Public Accountant, and has been actively involved in real estate for 45 years. He also is the past Chairman of the National Association of Real Estate Investment Trusts.

  Arnold Laubich, age 65, has been a Trustee of the Trust since 1988. He has also been President and Chief Operating Officer of the Trust since August 1, 1988. From 1961 to 1972, he served as Executive Vice President of the Trust's predecessor corporation. From 1972 until 1988, Mr. Laubich was President of Dover Management Corporation, which managed the Trust's properties.

  John Wetzler, age 49, has been a Trustee of the Trust since 1994. Mr. Wetzler has been president of Nautica Retail U.S.A., Inc., a subsidiary of Nautica Enterprises, Inc., the international men's apparel maker and marketer, since July 1994. From December 1988 to June 1994 he was the Executive Vice President of Nautica Retail U.S.A., Inc.

BOARD OF TRUSTEES' MEETINGS

  During the Trust's fiscal year ended July 31, 1995, the Board held four quarterly meetings and two special meetings and acted by unanimous written consent on three additional occasions.

BOARD COMMITTEES

  The Board has an Audit Committee and a Stock Option Committee. The Board does not have a nominating committee or a compensation committee or a committee performing the functions of a nominating or compensation committee; the Trustees perform the functions of those committees. In July 1995, the Board appointed a Special Compensation Committee consisting of Messrs. Bottorf, Gold, Wetzler and White, the Trust's independent trustees, to examine the existing compensation arrangements for Messrs. William Newman and Arnold Laubich.

  The Audit Committee is composed of Messrs. Norman Gold and Raymond H. Bottorf. The Audit Committee recommends to the Board the selection of the independent auditors to be employed by the Trust, reviews generally the Trust's internal and external audit plans and the results thereof, and reviews compliance with the Trust's policy on non-audit services provided by the independent auditors. The Audit Committee met once during the fiscal year ended July 31, 1995.

  The Stock Option Committee consists of Messrs. William Newman, Norman Gold and Arnold Laubich. The Stock Option Committee administers and interprets the Trust's 1985 Incentive Stock Option Plan and 1991 Stock Option Plan and, subject to the provisions of the respective plans, selects the officers and employees who are to participate in the respective plans and determines the terms of their options. The Stock Option Committee meets from time to time during the year to grant options if and when it deems appropriate. The Committee met four times during the last fiscal year.

TRUSTEES' COMPENSATION

  The Trustees of the Trust who are not employees of the Trust each received $10,000 in annual Trustee fees and $500 per meeting. No fees are paid to Trustees who are employees of the Trust. In addition, the Trust reimburses the Trustees for travel expenses incurred in connection with their activities on behalf of the Trust.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MESSRS. MELVIN NEWMAN, BOTTORF AND WHITE AS TRUSTEES FOR A THREE YEAR TERM EXPIRING IN 1998.

                              EXECUTIVE OFFICERS

  The following information is provided with respect to the executive officers of the Trust. Of the Trust's executive officers, each of Messrs. William Newman, Arnold Laubich, James M. Steuterman and Dean Bernstein currently is a Trustee. The Trust's executive officers serve at the discretion of the Board.

                                                                    EXECUTIVE
   NAME                              AGE          OFFICE          OFFICER SINCE
   --------------------------------  --- ------------------------ -------------
William Newman......................  69 Chairman of the Board        1961(1)
                                         and Chief Executive
                                         Officer
Arnold Laubich......................  65 President and Chief          1988
                                         Operating Officer
James M. Steuterman.................  39 Executive Vice President     1989
Steven F. Siegel....................  35 General Counsel and          1991
                                         Secretary
Leonard N. Cancell..................  62 Senior Vice President        1988
William Kirshenbaum.................  59 Vice President and           1981
                                         Treasurer
Dean Bernstein......................  37 Vice President--             1993
                                         Administration and
                                         Finance
Irwin E. Kwartler...................  68 Vice President               1982
Michael I. Brown....................  53 Chief Financial Officer      1987
                                         and Controller
Joseph Bosco........................  46 Vice President               1993

--------
(1) Includes service as President and Chief Executive Officer of the Trust's predecessor, New Plan Realty Corporation.

  See "Election of Trustees" for a summary of the principal occupation and relevant business experience of each executive officer who is also a Trustee. Mr. Siegel joined the Trust as General Counsel and Secretary in October 1991. From 1985 to 1991, Mr. Siegel was an associate at the law firm of Miro, Miro & Weiner. Mr. Brown has been Controller of the Trust since 1987 and Chief Financial Officer since 1991. Mr. Bosco became Vice President of the Trust in August 1993. From September 1992 to July 1993, Mr. Bosco was an Assistant Vice President of the Trust. From 1983 to 1992, Mr. Bosco was a Regional Property Manager of the Trust. Messrs. Cancell, Kirshenbaum and Kwartler have each held the respective positions set forth above for more than the past five years.

                            EXECUTIVE COMPENSATION

CASH COMPENSATION

  The following table sets forth certain information with respect to the cash compensation and all other compensation paid by the Trust, as well as stock options granted by the Trust, to Mr. William Newman, the Trust's Chief Executive Officer, and the Trust's four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Officers") for the fiscal years ended July 31, 1995, 1994 and 1993:

                                       ANNUAL        LONG TERM
                                    COMPENSATION    COMPENSATION
                                  ----------------- ------------    ALL OTHER
                                   SALARY   BONUS     OPTIONS    COMPENSATION(1)
NAME AND PRINCIPAL POSITION  YEAR   ($)      ($)        (#)            ($)
---------------------------  ---- -------- -------- ------------ ---------------
William Newman, CEO........  1995 $340,553 $ 75,000       --        $133,216
                             1994 $340,553 $ 75,000       --        $133,568
                             1993 $340,553      --        --        $  6,988
Arnold Laubich, President..  1995 $365,553 $100,000       --        $  4,500
                             1994 $350,650 $ 75,000       --        $  5,568
                             1993 $340,553      --        --        $  6,988
James M. Steuterman,
 Executive Vice President..  1995 $169,904 $ 20,000     9,500       $  4,500
                             1994 $133,750 $ 15,000     5,000       $  4,500
                             1993 $116,300      --     15,000       $  3,489
Steven F. Siegel, General
 Counsel and Secretary.....  1995 $136,846 $ 17,500     1,000       $  4,500
                             1994 $121,796 $ 15,000    10,000       $  4,103
                             1993 $107,993      --     20,000       $  3,240
William Kirshenbaum, Vice
 President and Treasurer...  1995 $127,489 $ 33,500     2,500       $  4,500
                             1994 $122,000 $ 12,000     5,000       $  4,020
                             1993 $115,000      --        --        $  3,450

--------
(1) Includes the 401(k) Plan contribution for officers and, with respect to fiscal 1995 and fiscal 1994, includes the amount by which premiums exceeded the increase in cash surrender value for split dollar life insurance for the CEO. The annual premiums paid are $150,000. Excludes certain other personal benefits, the total value of which was less than the lesser of $50,000 or ten percent of the total salary and bonus paid or accrued by the Trust for services rendered by each officer during the fiscal year indicated.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to options granted to the Named Officers during the fiscal year ended July 31, 1995:

                                                                       POTENTIAL
                                                                    REALIZABLE VALUE
                                                                    AT ASSUMED RATES
                                                EXERCISE             OF STOCK PRICE
                                  % OF TOTAL     PRICE              APPRECIATION FOR
                        OPTIONS OPTIONS GRANTED   PER                 OPTION TERM
                        GRANTED TO EMPLOYEES IN  SHARE   EXPIRATION ----------------
         NAME             (#)     FISCAL YEAR     ($)       DATE     5%(1)   10%(1)
----------------------- ------- --------------- -------- ---------- ------- --------
James Steuterman,
 Executive Vice
 President.............  7,500       2.7%        $22.00   05/26/02  $67,172 $156,538
                         2,000       0.7%        $20.75   08/05/01  $16,895 $ 39,372
Steven F. Siegel,
 General Counsel and
 Secretary.............  1,000       0.6%        $22.00   05/26/02  $ 8,956 $ 20,872
William Kirshenbaum,
 Vice President and
 Treasurer.............  2,500       0.9%        $22.00   05/26/02  $22,391 $ 52,179

--------
(1) The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Trust's Common Shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table sets forth certain information with respect to the option exercises during the fiscal year ended July 31, 1995, and the unexercised options held as of the end of such fiscal year, by the Named
Officers:

                                                                        VALUE OF UNEXERCISED IN-
                                                NUMBER OF UNEXERCISED             THE-
                           SHARES                 OPTIONS AT FISCAL      MONEY OPTIONS AT FISCAL
                         ACQUIRED ON  VALUE         YEAR-END (#)             YEAR-END ($)(1)
                          EXERCISE   REALIZED ------------------------- -------------------------
          NAME               (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------ ----------- -------- ----------- ------------- ----------- -------------
William Newman, CEO.....     --        --       325,000      325,000     $934,375     $934,375
Arnold Laubich,
 President..............     --        --       329,000      326,000     $955,375     $939,625
James M. Steuterman,
 Executive Vice
 President..............     --        --        23,400       31,100     $ 61,650     $ 32,225
Steven F. Siegel,
 General Counsel and
 Secretary..............     --        --        16,000       25,000     $  5,875     $ 12,250
William Kirshenbaum,
 Vice President and
 Treasurer..............     --        --         7,000       10,500          --           --

--------
(1) Based upon a closing price per share of $21.75 on July 31, 1995.

                  TRUSTEES' REPORT ON EXECUTIVE COMPENSATION

  The Board does not have a compensation committee; thus, it is the duty of the entire Board to review compensation plans, programs and policies and to monitor the performance and compensation of executive officers, including the Named Officers, and other key employees. In July 1995, the Board appointed a Special Compensation Committee consisting of Messrs. Bottorf, Gold, Wetzler and White, the Trust's independent trustees, to examine the existing compensation arrangements for Messrs. William Newman and Arnold Laubich.

  The Board has implemented compensation policies, plans and programs which seek to enhance the profitability of the Trust, and thus shareholder value, by aligning closely the financial interests of the Trust's senior managers with those of its shareholders. The Trust's overall objectives are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Trust's business strategy, to link executive and shareholder interests through performance goals and equity based plans, and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

  In furtherance of these goals, the Board has compared the Trust to a selected group of real estate investment trusts ("REITs") that compete in the Trust's shopping center and garden apartment business, which the Board believes represent the Trust's most direct competitors for executive talent. There are six REITs in that comparison group. Based on the relative size of the Trust in comparison with the peer group, the Board positions executive base salaries below the average level of base salaries paid to executive officers of the peer group. The Trust also relies on Common Share options as incentive compensation and may in the future seek to implement other long term incentive plans. Incentive compensation plans that may be developed in the future would have some relationship to corporate and individual performance in a manner that encourages a sharp and continuing focus on building profitability and shareholder value.

  The Board conducts a full review of the Trust's executive compensation program each year. This review includes a comparison of the Trust's executive compensation, corporate performance, Common Share appreciation and total return to shareholders to the peer group. The Trustees also review, on an annual basis, the selection of peer REITs used for compensation analysis. The peer group used for compensation analysis has not necessarily been the same as the peer group index in the Performance Graph included in this Proxy Statement. The Board believes that the Trust's most direct competitors for executive talents are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns.

  The key components of the Trust's executive compensation consist of base salary, annual bonus and Common Share options. The Board's policies with respect to each of these components are discussed below. In determining compensation, the Board takes into account the individual's full compensation package, including insurance and other benefits, as well as the components described below. In this regard, it should be noted that the Trust currently has a 401(k) retirement plan covering substantially all officers and employees of the Trust. The 401(k) plan permits participants to defer up to a maximum of 10% of their compensation, and the Trust may, at the discretion of the Board, make a voluntary contribution to the plan participants. For the last 401(k) plan year (1994), the contribution by the Trust was equal to 3% of each employee's eligible compensation. For the year ended July 31, 1995, the Trust's contribution to the retirement plan allocated to the Chief Executive Officer was $4,500.

BASE SALARIES

  Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talents, including a comparison to base salaries for comparable positions in the peer group. The base salaries currently are intended to be fixed at the average level of base salaries paid to executive officers with comparable qualification, experience and responsibilities at other REITs in the comparison peer group.

  Annual salary adjustments will be determined by evaluating the performance of the Trust and of each executive officer, and also taking into account new responsibilities, increases in pay levels of competitors, and such other matters as the Board may deem appropriate. The Board will, where appropriate, also consider non-financial performance achievements by the Trust and its employees.

  During the fiscal year ended July 31, 1995, William Newman, the Trust's Chief Executive Officer, received a base salary of $340,553, which is equal to the base salary paid to Mr. Newman in the previous fiscal year. In determining the base salary paid to Mr. Newman, the Board took into consideration his experience and stature in the real estate community, the base salaries paid to chief executive officers in the comparison peer groups, and the Trust's earnings and returns on shareholder equity.

ANNUAL BONUS

  All of the Trust's executive officers (including the Named Officers) are eligible for an annual cash bonus. In determining the amount of annual cash bonuses, if any, to be paid to executive officers, the Board, at the end of each fiscal year, reviews the performance of the Trust and, if appropriate, the Common Shares, during such fiscal year, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term strategic growth of the Trust, as well as such other matters as the Board may deem appropriate. Generally, an executive officer who is a Board member will abstain from consideration of and voting on any bonus payable to him. The Trust's Chief Executive Officer, William Newman, received an annual bonus of $75,000 for the fiscal year 1995.

SHARE OPTIONS

  Under the Trust's 1985 Incentive Stock Option Plan and the 1991 Stock Option Plan (collectively, the "Plans"), both of which were approved by shareholders, options to purchase Common Shares may be granted to the Trust's employees, including the Named Officers. The Plans are administered by the Stock Option Committee. Awards will be based on, among other things, a review of compensation data from the peer company group, information on the optionee's total compensation, the optionee's expected future contributions to the Trust's achievement of its long-term performance goals and the Trust's dependence on the optionee's efforts.

  The Trust believes that significant equity interests in the Trust held by management align their interests with those of the shareholders. Common Share options generally are granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set in the grants. Generally, options are not exercisable until at least one year from the date of grant, and thereafter are exercisable only as a percentage of the total number of Common Shares covered by the options, which generally begins at 20% during the second year and increases by 20% per year thereafter, although the Board has authority to accelerate the 20% per year exercise limitation. The Board believes that the vesting schedule gives executives the incentive to create shareholder value over the long term, because the full benefit of the compensation package cannot be realized unless Common Share price appreciation occurs over a number of years. In fiscal 1995, no options were granted under the Plans to the Trust's Chief Executive Officer.

CONCLUSION

  Through the policies described above, a very significant portion of the Trust's executive compensation is linked to individual and corporate performance. However, the changes of the business cycle from time to time may result in an imbalance for a particular period.

  The foregoing report has been furnished by the Board.

October 17, 1995

    Dean Bernstein            William Newman
    Raymond H. Bottorf        James M. Steuterman
    Norman Gold               John Wetzler
    Arnold Laubich            Gregory White
    Melvin Newman

                         SHARE PRICE PERFORMANCE GRAPH

  The following table compares the cumulative total shareholder return on the Common Shares for the period commencing August 1, 1990 through July 31, 1995 with the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500") and the NAREIT All REIT Total Return Index(1) (the "NAREIT Index") over the same period. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 in the S&P 500, NAREIT Index and the Common Shares on August 1, 1990, and assuming reinvestment of dividends. The Trust believes that this information demonstrates that the compensation earned by its executive officers compares very favorably to the Trust's shareholder value. The shareholder return shown on the graph below is not indicative of future performance.

  Note: The performance graph has been intentionally omitted from this Edgar filing pursuant to Rule 304 of Regulation S-T. The information contained in the performance graph is set forth below in tabular form. Pursuant to Rule 304 of Regulation S-T, a paper format copy of the performance graph is being filed with the Securities and Exchange Commission.


                         [GRAPH APPEARS HERE]

Measurement period                       MAREIT:
(Fiscal year Covered)   New Plan        ALL REITS       S&P 500
---------------------   --------        ---------       -------
Measurement PT -
1990                    $ 100.0         $ 100.0         $ 100.0

FYE 1991                $ 121.3         $ 112.1         $ 120.1
FYE 1992                $ 143.0         $ 125.8         $ 135.4
FYE 1993                $ 159.2         $ 148.1         $ 147.3
FYE 1994                $ 152.4         $ 154.3         $ 154.9
FYE 1995                $ 159.3         $ 164.6         $ 195.3

--------
(1) The NAREIT All REIT Total Return Index (consisting of 219 companies with a total market capitalization of approximately $50.8 billion) is maintained by the National Association of Real Estate Investment Trusts, Inc. and is only published monthly based on the last closing prices of the preceding month.

TRANSACTIONS WITH TRUSTEES AND EXECUTIVE OFFICERS

  Norman Gold is a partner in the law firm of Altheimer & Gray. His firm has rendered various legal services to the Trust during the past fiscal year and is continuing to render legal services to the Trust.

  John Wetzler is the president of Nautica Retail U.S.A., Inc., affiliates of which are tenants at some of the Trust's properties.

  The following loans were made by the Trust over a number of years primarily to assist the officers in their purchase of shares of the Trust. Such loans are unsecured except as specifically noted. At July 31, 1995, Arnold Laubich, President and Chief Operating Officer, was indebted to the Trust in the aggregate amount of $445,000. The amount owed is represented by a $100,000 demand note bearing interest at 5% per annum and a $345,000 demand note bearing interest at 6% per annum. At July 31, 1995, William Kirshenbaum, Vice President and Treasurer of the Trust, was indebted to the Trust in the aggregate amount of $436,892. The amount owed is represented by (i) four notes in the aggregate of $181,642, each bearing interest at 5% per annum and due July 1, 1996, (ii) two demand notes in the aggregate amount of $17,000 bearing interest at 8.375% per annum, (iii) a $170,000 note bearing interest at 6% per annum and due January 1, 1997 (which is collateralized by a condominium unit), and (iv) a $68,250 demand note bearing interest at 5% per annum. At July 31, 1995, Leonard Cancell, Senior Vice President, was indebted to the Trust in the aggregate amount of $349,941. The amount owed is represented by (i) an $87,750 note bearing interest at 5% per annum and due July 1, 1996, (ii) a $70,875 demand note bearing interest at 5% per annum, (iii) a $77,566 demand note bearing interest at 6% per annum, and (iv) a $113,750 demand note bearing interest at 5% per annum. At July 31, 1995, James M. Steuterman, Executive Vice President and Trustee, was indebted to the Trust in the aggregate amount of $341,130. The amount owed is represented by (i) a $175,500 note bearing interest at 5% per annum and due July 1, 1996, (ii) a $68,040 demand note bearing interest at 5% per annum, (iii) a $51,960 demand note bearing interest at 6% per annum, and (iv) a $45,630 note bearing interest at 5% per annum and due July 1, 1997. At July 31, 1995, Irwin Kwartler, a Vice President, was indebted to the Trust in the aggregate amount of $206,158. The amount owed is represented by (i) an $8,775 note bearing interest at 5% per annum and due July 1, 1996, (ii) an $83,633 demand note bearing interest at 5% per annum, and (iii) a $113,750 demand note bearing interest at 5% per annum. At July 31, 1995, Dean Bernstein, a Vice President and Trustee, was indebted to the Trust in the amount of $95,062, represented by a note bearing interest at a rate of 5% per annum. His wife, Debbie Bernstein, was indebted to the Trust at July 31, 1995 in the aggregate amount of $84,613. The amount owed is represented by
(i) an $18,000 demand note bearing interest at 8% per annum, (ii) a $49,613 demand note bearing interest at 5% per annum, and (iii) a $17,000 demand note bearing interest at 8.375% per annum. At July 31, 1995, Joseph Bosco, a Vice President, was indebted to the Trust in the aggregate amount of $136,786. The amount owed is represented by (i) an $8,505 demand note bearing interest at 5% per annum, (ii) an $8,775 note bearing interest at 5% per annum and due July 1, 1996, (iii) a $9,506 note bearing interest at 5% per annum and due July 1, 1997, (iv) a $17,000 demand note bearing interest at 8.375% per annum, (v) an $84,000 demand note bearing interest at 6% per annum, and (vi) a $9,000 demand note bearing interest at 8% per annum. At July 31, 1995, Steven F. Siegel, General Counsel and Secretary, was indebted to the Trust in the aggregate amount of $111,881. The amount owed is represented by (i) a $9,506 note bearing interest at 5% per annum per annum and due July 1, 1997, and (ii) a $102,375 demand note bearing interest at 5% per annum.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Trust does not have a compensation committee, consequently, the Board performs the functions of such committee. However, it should be noted that the amount of compensation to be paid by the Trust to each of its Trustees and officers and their terms of employment for the year ended July 31, 1995 were determined primarily by Messrs. William Newman and Arnold Laubich, each of whom serves both as a Trustee and as an executive officer of the Trust. In July 1995, the Board appointed a special Compensation Committee consisting of Messrs. Bottorf, Gold, Wetzler and White, the Trust's independent trustees, to examine the existing compensation arrangements for Messrs. William Newman and Arnold Laubich. In addition, the number of options to be granted to the Trustees and employees of the Trust under the terms of the Plans for the year ended July 31, 1995 were determined by the Plans' administrators which are Messrs. William Newman, Arnold Laubich and Norman Gold. Nevertheless, the Trust believes that the compensation paid by it to the Trustees and officers of the Trust in the year ended July 31, 1995, including that paid to Messrs. William Newman and Arnold Laubich, is reasonable in comparison to that paid by other REITs similar to the Trust. To the Trust's knowledge, there were no other interrelationships involving the Trustees or executive officers of the Trust or compensation decisions requiring disclosure in this Proxy Statement.

             SECURITY OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

  The following table sets forth as of October 16, 1995, certain information as to the beneficial ownership of the Trust's Common Shares, including Common Shares as to which a right to acquire ownership exists (for example, through the exercise of Common Share options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as to (a) the Trustees and nominees for election as Trustees, (b) the Named Officers and (c) all Trustees and executive officers as a group. As required by applicable Securities and Exchange Commission Rules, information is given with respect to the Common Shares beneficially owned by the Named Officers, but individual information with respect to beneficial ownership by each of the other executive officers of the Trust is not given.

                                         AMOUNT AND NATURE
   NAME AND BUSINESS ADDRESS(1)      OF BENEFICIAL OWNERSHIP(2) PERCENT OF CLASS
-----------------------------------  -------------------------  ----------------
William Newman.....................          1,652,345(3)             3.07%
Arnold Laubich.....................            652,894(4)             1.21%
James M. Steuterman................             47,348(5)               (6)
Melvin Newman......................            666,318(7)             1.25%
Norman Gold........................             10,899                  (6)
Dean Bernstein.....................             39,701(8)               (6)
Raymond H. Bottorf.................              3,400(9)               (6)
John Wetzler.......................              2,200(10)              (6)
Gregory White......................              3,400(11)              (6)
Steven F. Siegel...................             24,610(12)              (6)
William Kirshenbaum................             57,908(13)              (6)
All Executive Officers and Trustees
 as a Group (15 individuals).......          3,349,371                6.18%

--------
 (1) The business address of each person is 1120 Avenue of the Americas, New York, New York 10036.

 (2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.
 (3) Includes 39,627 Common Shares owned by Mr. Newman's wife, 6,090 Common Shares held by Mr. Newman as custodian for his grandchildren and 52,500 Common Shares held by a family charitable foundation, as well as 325,000 Common Shares which Mr. Newman has the right to acquire upon exercise of share options. Mr. Newman disclaims any beneficial interest in the Common Shares held for his grandchildren and by the family charitable foundation.

 (4) Includes 40,370 Common Shares owned by Mr. Laubich's wife, 28,273 Common Shares held jointly with his wife (as to which Common Shares Mr. Laubich shares voting and investment power), and 14,791 Common Shares held by his wife and adult daughter jointly, as well as 329,000 Common Shares which Mr. Laubich has the right to acquire upon exercise of share options. Mr. Laubich disclaims any beneficial interest in the Common Shares held jointly by his wife and daughter.

 (5) Includes 1,827 Common Shares held jointly with Mr. Steuterman's wife (as to which Common Shares Mr. Steuterman shares voting and investment power), 1,036 Common Shares held by Mr. Steuterman as custodian for his children, and 28,400 Common Shares which Mr. Steuterman has the right to acquire upon exercise of share options.

 (6) Amount owned does not exceed 1% of class.

 (7) Includes 23,547 Common Shares owned by Mr. Newman's wife, 27,780 Common Shares held by one of Mr. Newman's children and 49,750 Common Shares held by The Morris and Ida Newman Family Foundation (the "Foundation"), of which Mr. Newman is the trustee, as well as 400 Common Shares which Mr. Newman has the right to acquire upon exercise of share options. Mr. Newman disclaims any beneficial interest in the Common Shares held by such child and the Common Shares held by the Foundation.

 (8) Includes 21,064 Common Shares owned by Mr. Bernstein's wife, 1,740 Common Shares held jointly with his wife (as to which Common Shares Mr. Bernstein shares voting and investment power), and 11,400 Common Shares which Mr. Bernstein has the right to acquire upon the exercise of share options.
 (9) Represents 3,400 Common Shares which Mr. Bottorf has the right to acquire upon the exercise of share options. Does not include the 5,000,000 Common Shares owned by the Dutch Fund.
(10) Includes 500 Common Shares owned by Mr. Wetzler's wife and 100 shares owned by Mr. Wetzler's son, as well as 1,400 Common Shares which Mr. Wetzler has the right to acquire upon exercise of share options. Mr. Wetzler disclaims any beneficial interest in the Common Shares held by his son.
(11) Represents 1,000 Common Shares held jointly with his wife (as to which Common Shares Mr. White shares voting and investment power) and 1,000 Common Shares held by Mr. White as custodian for his children, as well as 1,400 Common Shares which Mr. White has the right to acquire upon exercise of share options.

(12) Includes 19,000 Common Shares which Mr. Siegel has the right to acquire upon the exercise of share options.
(13) Includes 3,833 Common Shares held jointly with Mr. Kirshenbaum's adult children (as to which Common Shares Mr. Kirshenbaum shares voting and investment power), 1,740 Common Shares held by Mr. Kirshenbaum as custodian for his minor children, and 7,000 Common Shares which Mr. Kirshenbaum has the right to acquire upon exercise of share options. Mr. Kirshenbaum disclaims any beneficial interest in the Common Shares held for his minor children.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information regarding the beneficial ownership of the Common Shares, including Common Shares as to which a right of ownership exists (for example, through the exercise of Common Share options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by persons known by the Trust to own beneficially more than five percent of the Common Shares outstanding as of the Record Date:

                                         AMOUNT AND NATURE
     NAME AND BUSINESS ADDRESS       OF BENEFICIAL OWNERSHIP(1) PERCENT OF CLASS
------------------------------------ -------------------------- ----------------
MNOPF Trustees Limited..............         4,483,954                8.4%
 Ashcombe House
 The Crescent
 Leatherhead, Surrey KT22 8LQ
 England
Algemeen Burgerlijk Pensioenfonds...         5,000,000                9.4%
 Oude Lindestraat 70
 Correspondentieadres,
 postbus 2980,
 6401 DL Heerlen
 The Netherlands

--------
(1) Unless otherwise indicated, the person has the sole voting and investment power with respect to such Common Shares.

  The British Fund and the Dutch Fund have agreed that until December 31, 2001, and December 24, 2001, respectively, they will vote their Common Shares in favor of management's nominees to the Board. The Dutch Fund's agreement requires that a specified degree of continuity exist in the Trust's management. Additionally, the Trust has agreed to include among management's nominees to the Board one person designated by the Dutch Fund so long as the Dutch Fund owns at least 9.9% of the outstanding Common Shares (on the Record Date, the Dutch Fund's ownership percentage was approximately 9.4% of the outstanding Common Shares).

  Pursuant to the agreement between the Trust and the Dutch Fund, the Dutch Fund has agreed that, until January 10, 2006, it will not acquire Common Shares which would bring its holdings in excess of 15% of the outstanding Common Shares, provided that a degree of continuity exists in the Trust's management. The continuity requirement provides that a majority of the Trust's Board shall consist of "Continuing Trustees" (who are defined as Trustees who either were Trustees on January 10, 1991 or whose nomination at any time thereafter is approved by a majority of Continuing Trustees) and that a majority of the Trust's executive officers consist of officers who have been executive officers for at least two years or who are elected to their office by a majority of Continuing Trustees. The Dutch Fund has also agreed that except under certain specified circumstances it will not sell or transfer any of its Common Shares without the Trust's consent prior to January 10, 2001.

  In the event the Trust issues additional Common Shares for cash at a time when the Dutch Fund owns at least 9.9% of the outstanding Common Shares, such fund has the right to maintain its percentage of ownership in the Trust by purchasing from the Trust additional Common Shares at the same price as was paid by such purchaser, less an amount equal to underwriter's commissions, if any.

  The Dutch Fund also has agreed that so long as the degree of continuity is maintained it will vote its Common Shares in the manner recommended by the Trust's Board on any proposal presented by the Board to the Trust's shareholders until January 10, 1996 (unless such vote would adversely affect the Dutch Fund's Common Shares other than pro rata in proportion to all of the Trust's outstanding Common Shares).

  The British Fund has agreed to vote all Common Shares owned by it at the time it executes its proxy in favor of each of the Amendments.

                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires that the Trust's officers and Trustees, and persons who own more than 10% of a registered class of the Trust's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Trustees and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Trust with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Trust believes that, during the fiscal year ended July 31, 1995, all Section 16 filing requirements applicable to its officers, Trustees and greater than 10% beneficial owners were complied with.

                             PROPOSALS RELATING TO
                AMENDMENTS TO THE TRUST'S DECLARATION OF TRUST

  The Trust's Declaration of Trust (the "Original Declaration" and as amended, the "Declaration") was entered into in 1972. The Declaration has been amended at various times in many respects by Amendments #1 through #10, most recently in 1988. Since then, many publicly owned REITs have been formed with more modern charter documents, reflecting current methods of structuring and operating REITs. At the Annual Meeting, the shareholders of the Trust will be asked to consider and act upon four proposals to amend various provisions of the Declaration in order to modernize such provisions. More specifically, the Amendments will provide the Trust with, among other things:

    (i) a perpetual existence;

    (ii) an enhanced ability to attract and retain qualified officers and Trustees;

    (iii) an increase in the size of the Board of Trustees; and

    (iv) a specific limitation on share ownership to help ensure that the Trust maintains its qualification as a REIT and retains the benefits of being taxed as a REIT.

The text of the Amendments is set forth in Appendix I and this summary is qualified in its entirety by reference thereto.

  Adoption of any one of the Amendments is not contingent upon adoption of any of the other Amendments. Accordingly, each Amendment shall be voted upon separately.

                                 PROPOSAL TWO

              AN AMENDMENT RELATING TO THE DURATION OF THE TRUST

 Current Declaration Provisions

  The Declaration provides that the Trust shall terminate upon the earlier of
(i) the affirmative vote of the holders of 66 2/3% of the outstanding Shares (as defined in the Declaration) having the right to vote thereon or (ii) the expiration of 20 years after the death of the last survivor of the initial Trustees and certain specified individuals.

 Proposed Changes to the Declaration

  The Amendment will provide that the Trust shall have a perpetual existence and may only be terminated upon the affirmative vote of the holders of 66 2/3% of the outstanding Shares having the right to vote thereon.

 Reasons for the Proposed Changes

  The Board believes that it is in the best interest of the Trust and its shareholders that the termination of the existence of the Trust should be accomplished by an affirmative act of the shareholders, as is the case in most publicly owned REITs, and not by the mere passage of time.

                                PROPOSAL THREE

         AN AMENDMENT RELATING TO CERTAIN TRANSACTIONS WITH AFFILIATES

 Current Declaration Provisions

  The Declaration provides that the Trust may not, directly or indirectly, make any loan to, acquire any property from, or transfer any property to, any Trustee, officer, employee or other affiliate of the Trust (collectively, the "Affiliates"), except pursuant to transactions that (a) are fair and reasonable to the shareholders, (b) have been approved by a majority of the Trustees, including a majority of the Trustees who are disinterested in the matter, and (c) relate to acquisitions by the Trust of certain mortgages on certain specified terms or acquisitions by the Trust of other property at prices not exceeding the fair value thereof as determined by an appraisal. The Declaration also prohibits the Trust from entering into any transaction with any Trustee, investment advisor, officer or employee of the Trust, contrary to the obligations imposed upon fiduciaries by courts having equity power.

 Proposed Changes to the Declaration

  The Amendment will provide, in lieu of certain existing provisions of the Declaration, that without the approval of a majority of the disinterested Trustees, the Trust will not engage in any such transactions with Affiliates. Each such transaction must in all material respects be on such terms as are fair and reasonable to the Trust at the time of the transaction.

 Reasons for the Proposed Changes

  The Board believes that the Amendment will provide the Trust and its shareholders with continued protection against any improper self-dealings by the Trust's insiders, and provide the Trust with greater flexibility in the type of incentive compensation and rewards that it can offer to its Trustees, officers and employees and the dealings it can have with its Affiliates.

  In addition, the Board believes that these provisions remove certain ambiguous standards and are consistent with and no broader than the corresponding provisions contained in the charter documents of most publicly owned REITs.

  Currently, there are no transactions with Affiliates, except for certain loans made without explicit authorization under the Declaration to Trustees, officers and employees, generally to enable such persons to purchase Shares. The Trust believes that by assisting Trustees, officers and employees in acquiring Shares, it is more closely aligning the financial interests of such persons with those of its shareholders. For a discussion of certain of these loans, see the section entitled "Transactions with Trustees and Executive Officers" contained elsewhere in this Proxy Statement. The Amendment will enable the Board to continue to make such loans, as authorized by and in accordance with the Amendment.

                                 PROPOSAL FOUR

          AN AMENDMENT RELATING TO THE SIZE OF THE BOARD OF TRUSTEES

 Current Declaration Provision

  The Declaration provides that the number of Trustees shall not be less than five nor more than nine.

 Proposed Change to the Declaration

  The Amendment will provide that the number of Trustees shall not be less than five nor more than 15.

 Reasons for the Proposed Change

  The Board believes that the Amendment to increase the size of the Board is desirable and in the best interest of the Trust and its shareholders because it enables the Trust to obtain the insight and business experience of more Trustees and have a more diversified Board. The Trust has no current plans to increase the size of the Board.

                                 PROPOSAL FIVE

             AN AMENDMENT RELATING TO SHARE OWNERSHIP LIMITATIONS

 Current Declaration Provisions

  The Declaration imposes certain restrictions on the ownership and transferability of Shares in order to maintain the Trust's qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). The Declaration provides that if two-thirds ( 2/3) of the Board determines that ownership of Shares has become, or that there is a substantial possibility that it may become, concentrated to an extent which would prevent the Trust from continuing to be qualified as a REIT, then the Board in order to enable the Trust to continue to qualify as a REIT under the Code, may redeem a sufficient number of Shares or prohibit the transfer of Shares.

  In addition, the Declaration provides that if a shareholder has knowledge that he owns, directly or indirectly, together with certain related persons, 5,000 or more Shares, such shareholder must notify the Trust in writing of such fact and must similarly notify the Trust of any subsequent acquisition of Shares.

  Furthermore, the Declaration provides that certificates representing Shares must be legended to reflect certain of the Declaration's provisions relating to share ownership limitations.

 Proposed Changes to the Declaration

  The Amendment will clarify the restrictions on Share ownership by providing that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 7.5% (the "Ownership Limit") of the lesser of the number or value, as determined by the Board, of the Trust's outstanding Shares. The Amendment will also provide that the Ownership Limit may be waived by the Board at its option, provided, however, that such approval will not be granted to any person whose ownership of Shares in excess of the Ownership Limit would result in termination of the status of the Trust as a REIT under the Code. The Board intends to waive the Ownership Limit with respect to the Shares currently held by each of the British Fund and the Dutch Fund; upon a transfer of any of such Shares, the Ownership Limit will again apply to the transferee of the Shares so transferred.

  In addition, the New York Stock Exchange (the "NYSE") is requiring the Trust to amend the Declaration to conform to the NYSE policy that ownership and transfer restrictions contained in the Declaration may not impede the settlement of transactions on the NYSE. The Amendment, therefore, will provide that nothing contained in the provisions of the Declaration regarding the restrictions on Share ownership will preclude the settlement of any transaction entered into through the facilities of the NYSE. The Amendment will also state that although the settlement of any transaction through the NYSE facilities is permitted, the effect of any other provision relating to the restrictions on Share ownership will not be negated, and any transferee in such a transaction will remain subject to all of the provisions and limitations set forth in the Declaration regarding the restrictions on Share ownership.

  Furthermore, the Amendment will reduce the shareholder notification obligation, by increasing the notification threshold from 5,000 Shares to 500,000 Shares.

  The Amendment will also eliminate the requirement that certificates representing Shares must be legended to reflect certain of the Declaration's provisions relating to share ownership limitations.

 Reasons for the Proposed Changes

  The Board believes that the Amendment will better enable the Trust to maintain its qualification as a REIT and thereby preserve the tax benefits associated therewith by fixing the limit on the amount of Shares that can be owned by any one shareholder. As is the case with the current restrictions on Share ownership, the Ownership Limit may possibly have the effect of delaying, deferring or preventing the acquisition of control of the Trust in certain circumstances.

  In order to comply with the NYSE request and NYSE policy, the Board is recommending that the Declaration state that transactions entered into through the NYSE facilities not be impeded as a result of the Ownership Limit or transfer restrictions.

  In addition, by increasing the notification threshold from 5,000 Shares to 500,000 Shares, and by eliminating the legend requirement set forth in the Declaration, the Board is eliminating unnecessary burdens on its shareholders and the Trust.

                      PROPOSALS TWO, THREE, FOUR AND FIVE

                   AMENDED AND RESTATED DECLARATION OF TRUST

  Approval of any of the Amendments will also authorize the Trustees to approve and file an Amended and Restated Declaration of Trust in those states where the Declaration is filed and where the Trust may be required to file its charter documents in the future and with the Securities and Exchange Commission and NYSE. The Amended and Restated Declaration of Trust will incorporate into a single document the current provisions, after giving effect to any approved Amendment, including the Original Declaration, each of Amendments #1 through #10 thereto, one or more of the Amendments (depending on which of the Amendments are approved by the shareholders), and any non-substantive conforming changes which the Trustees may consider appropriate.

                             SHAREHOLDER PROPOSALS

  Any proposal which a shareholder intends to present at the Trust's 1996 Annual Meeting of Shareholders must be received by the Trust no later than June 30, 1996 in order to be included in the Trust's Proxy Statement and form of Proxy Card relating to that meeting.

                        FINANCIAL AND OTHER INFORMATION

  The Trust's Annual Report for the fiscal year ended July 31, 1995, including financial statements, is being sent to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation materials.

                                 OTHER MATTERS

  The Trust's independent auditors for the current fiscal year are Coopers & Lybrand L.L.P., who were engaged by the Trust on July 12, 1990 to act as independent auditors for the Trust for the fiscal year ended July 31, 1990, and have continued as auditors thereafter.

  A representative of Coopers & Lybrand L.L.P. is expected to be in attendance at the Annual Meeting. The representative will have the opportunity to make a statement, if he or she desires to do so, and the Trust has been advised that the representative will be available to respond to appropriate questions of the shareholders.

  A copy of the Trust's Annual Report on Form 10-K will be sent without charge to shareholders requesting the same in writing. Any such request should be made to New Plan Realty Trust, 1120 Avenue of the Americas, New York, New York 10036, Attention: Steven F. Siegel, Esq.

                            SOLICITATION OF PROXIES

  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed Proxy Card is to be borne by the Trust. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Trust will reimburse them for reasonable forwarding expenses. In addition to the solicitation of proxies by use of the mails, the Trust may utilize the services of some of its trustees, officers and regular employees (who will not be specifically compensated for such services) to solicit proxies personally and by telephone or telegraph with shareholders or their personal representatives. MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a fee not to exceed $15,000, plus reimbursement of out-of-pocket expenses.

                                          By Order of the Board of Trustees

                                          WILLIAM NEWMAN
                                          Chief Executive Officer and Chairman
                                           of the Board

October 17, 1995

                                  APPENDIX I

                                 AMENDMENT #11
                                      TO
                             DECLARATION OF TRUST
                                      OF
                             NEW PLAN REALTY TRUST

  This AMENDMENT #11 TO DECLARATION OF TRUST OF NEW PLAN REALTY TRUST is made
as of the      day of December, 1995 by William Newman, Arnold Laubich, Norman
Gold, Melvin Newman, James Steuterman, Raymond Bottorf, Dean Bernstein, John Wetzler and Gregory White, not personally but solely as Trustees of New Plan Realty Trust.

                             W I T N E S S E T H :

  WHEREAS, on July 31, 1972, the Trustees entered into a certain Declaration of Trust of New Plan Realty Trust; and

  WHEREAS, on July 31, 1972, August 1, 1972, November 15, 1972, December 6, 1972, December 12, 1972, December 13, 1979, July 9, 1981, December 15, 1982,
December 10, 1986 and March 29, 1988, respectively, the Trustees entered into Amendments #1, #2, #3, #4, #5, #6, #7, #8, #9 and #10 to the Declaration of Trust; and

  WHEREAS, the Trustees have unanimously voted to amend said Declaration of Trust of New Plan Realty Trust as previously amended, as provided in this Amendment to the Declaration of Trust of New Plan Realty Trust; and

  WHEREAS, the holders of not less than two-thirds of the Shares of Beneficial Interest, without par value, outstanding have at a shareholders' meeting duly held on December 13th, 1995, voted in favor of this Amendment to said Declaration of Trust of New Plan Realty Trust, and have accordingly agreed to all of the terms and provisions herein stated;

  NOW, THEREFORE, the Declaration of Trust of New Plan Realty Trust, as heretofore amended, is hereby further amended as hereinafter set forth.

  1. Section 2.2.28 is hereby amended by adding the phrase "and Section 10.9" at the end of, but within, the parenthetical appearing in said section.

  2. Section 4.4. is hereby deleted in its entirety.

  3. Section 6.3. is hereby deleted in its entirety.

  4. The following is hereby added at the end of Section 8.3.2:

    In addition, except as set forth below, any issuance or transfer of Shares, or Securities convertible into Shares, that would create a direct or indirect owner of more than 7.5% of the lesser of the number or the value of the total Shares outstanding ("Excess Shares") shall be void ab initio and the would-be transferee of such Shares shall be deemed never to have had any interest in the Shares purportedly transferred, and the would-be transferor shall be deemed never to have transferred such Shares and shall continue without interruption as the full and record beneficial owner of such Shares. For purposes of this Declaration of Trust, the number and value of the total Shares outstanding shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes hereunder.

    The foregoing restrictions shall not apply to any Person approved by the Trustees ("Excepted Person"), at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of Excess Shares would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Internal Revenue Code.

    Any Person other than an Excepted Person who could, as a result of any transfer and/or registration of transfer on the books of the Trust of any Shares, or Securities convertible into Shares, become a direct or indirect owner of Excess Shares shall give written notice to the Trust of the proposed transfer and any information as may be required by the Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

  5. The reference to the number "5,000" in Section 8.3.4. shall be replaced with the number "500,000."

  6. The following is hereby added as a new Section 8.3.6.:

    8.3.6. NYSE Settlement. Nothing contained in this Section 8.3. shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 8.3. and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 8.3."

  7. The first sentence of Section 10.1. is hereby amended to read as follows:

  "The number of Trustees shall be not less than five nor more than 15 and shall be determined from time to time by a majority of the Trustees than acting."

  8. Section 10.9.1. is hereby amended as follows:

    The language after the word "except" is hereby deleted and the following is hereby added in its place and stead:

  "pursuant to transactions that are (A) approved by a majority of disinterested Trustees and (B) in all material respects on such terms as are fair and reasonable to the Trust at the time of the transaction."

  9. The following is hereby added to the end of Section 13.1:

    The Trustees may from time to time approve and file in the office of the Secretary of The Commonwealth of Massachusetts (and in any other office in any state where the Declaration of Trust and amendments may be filed or recorded) an Amended and Restated Declaration of Trust which contains, consolidates and conforms the substantive provisions of the Declaration of Trust and any amendments thereto on or prior to the date thereof. If the Amended and Restated Declaration of Trust only restates (with nonsubstantive conforming changes which the Trustees consider appropriate) and does not make any substantive amendment to the Declaration of Trust as previously amended, such Amended and Restated Declaration of Trust may be approved by the Trustees without the vote or assent of the Shareholders. From and after the filing thereof, such Amended and Restated Declaration of Trust shall be deemed for all purposes to have superseded the earlier Declaration of Trust and amendments thereto and shall constitute the Declaration of Trust of the Trust.

  10. Section 15.1. is hereby amended to read as follows:

  "The Trust shall continue perpetually unless terminated pursuant to Section
  13.1. hereof."

  IN WITNESS WHEREOF, the parties hereto as Trustees hereunder have signed these presents as of the day and year first above written and the President and Secretary of the Trust have executed these presents to evidence the vote of at least two-thirds in interest of the shareholders of the Trust in favor of the within amendments.


-------------------------------------     -------------------------------------
William Newman, Trustee                   Gregory White, Trustee



-------------------------------------     -------------------------------------
Norman Gold, Trustee                      Melvin Newman, Trustee



-------------------------------------     -------------------------------------
James Steuterman, Trustee                 Raymond Bottorf, Trustee



-------------------------------------     -------------------------------------
Dean Bernstein, Trustee                   John Wetzler, Trustee



-------------------------------------     -------------------------------------
Arnold Laubich, Trustee and               Steven Siegel, Secretary
President

                              (FORM OF PROXY CARD)

                             NEW PLAN REALTY TRUST

    Proxy for Annual Meeting of Shareholders to be Held on December 13, 1995
        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES



     The undersigned hereby appoints Leonard Cancell and Joel Crystal, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the undersigned's Shares of Beneficial Interest in the Trust at the Annual Meeting of Shareholders to be held at the offices of Coopers & Lybrand L.L.P., 1301 Avenue of the Americas, Second Floor, New York, New York at 10:00 in the morning on December 13, 1995, and at any adjournment thereof. Said attorney-in-fact and proxy is instructed to vote as designated on the reverse side.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                              (FORM OF PROXY CARD)
                                 (reverse side)


1. Electing three Trustees.

Nominees: Melvin Newman, Raymond H. Bottorf and Gregory White

 [_] FOR all nominees     [_] WITHHELD as to all nominees

 [_] FOR, except vote withheld from the following nominees:
          ------


2. Approving the Amendment to the Declaration of Trust of New Plan Realty Trust (the "Trust"), as amended (the "Declaration"), relating to the duration of the Trust, as described in Proposal Two of the Proxy Statement accompanying this Proxy Card.

          [_] FOR                [_] WITHHELD                [_] ABSTAIN

3. Approving the Amendment to the Declaration relating to certain transactions with affiliates, as described in Proposal Three of the Proxy Statement accompanying this Proxy Card.

          [_] FOR                [_] WITHHELD                [_] ABSTAIN

4. Approving the Amendment to the Declaration relating to the size of the Board of Trustees, as described in Proposal Four of the Proxy Statement accompanying this Proxy Card.

          [_] FOR                [_] WITHHELD                [_] ABSTAIN

5. Approving the Amendment to the Declaration relating to share ownership limitations, as described in Proposal Five of the Proxy Statement accompanying this Proxy Card.

          [_] FOR                [_] WITHHELD                [_] ABSTAIN

6. In their judgment, upon such other matters as may properly come before the meeting.


  The attorney-in-fact and proxy shall vote the undersigned's shares as specified hereon, or, where no choice is indicated, the undersigned's vote will be cast FOR each of the matters hereon.

NOTE: PLEASE COMPLETE THIS PROXY AND MAIL TO US PROMPTLY

[_] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

[_] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as name appears hereon and date. Where shares are held jointly, both holders should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.


                            Signature:____________________ Date:_______________

                            Signature:____________________ Date:_______________


                                      -2-